EXECUTION VERSION

FifTH AMENDMENT

to

LOAN AGREEMENT

between

U.S. BANK NATIONAL ASSOCIATION

and

PINNACLE FINANCIAL PARTNERS, INC.

Fifth Amendment dated as of April 25, 2019
Fourth Amendment dated as of April 26, 2018
Third Amendment dated as of March 27, 2018
Second Amendment dated as of April 26, 2017
First Amendment dated as of March 27, 2017
Original Agreement dated as of March 29, 2016

FIFTH AMENDMENT TO
LOAN AGREEMENT
This FIFTH AMENDMENT TO LOAN AGREEMENT (this “Fifth Amendment”) is dated as of April 25, 2019, and is made by and between PINNACLE FINANCIAL PARTNERS, INC., a Tennessee corporation (“Borrower”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Lender”).
R E C I T A L S:
A.Borrower is a bank holding company that owns 100% of the issued and outstanding capital stock of PINNACLE BANK, a Tennessee banking corporation with its principal banking offices in Nashville, Tennessee.

B.The Borrower and Lender are party to a Loan Agreement dated as of March 29, 2016 (as amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof including pursuant to that certain First Amendment to Loan Agreement dated March 27, 2017, the Second Amendment dated as of April 26, 2017, the Third Amendment dated as of March 28, 2018 and the Fourth Amendment dated as of April 26, 2018, the “Original Agreement”).

C.The parties hereto desire to amend and modify the Original Agreement in accordance with the terms and subject to the conditions set forth in this Fifth Amendment.

D.Capitalized terms not otherwise defined in this Fifth Amendment shall have the meanings respectively ascribed to them in the Original Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained, the parties hereto hereby agree as follows:
A G R E E M E N T:
SECTION 1.AMENDMENTS TO THE ORIGINAL AGREEMENT.

1.1Definitions (Section 1.1). The definition of the term “Applicable Margin” set forth in Section 1.1 of the Original Agreement shall be amended in its entirety to read as follows:

““Applicable Margin” means the rate of 1.50% per annum."

1.2Definitions (Section 1.1). The definition of the term “Maturity Date” set forth in Section 1.1 of the Original Agreement shall be amended in its entirety to read as follows:

““Maturity Date” means April 24, 2020.”

1.3Fees (Section 2.4). Section 2.4 of the Original Agreement shall be amended to reduce the facility fee amount referenced in the first sentence from 0.20% (twenty basis points) to 0.15% (fifteen basis points) and to reduce the unused fee amount referenced in the second sentence from 0.35% (thirty-five basis points) to 0.30% (thirty basis points).

1.4Loans (Section 4.4.3). Section 4.4.3 of the Original Agreement shall be amended to increase the three (3) dollar amount references in such Section that are currently reflected as $15,000,000 to $20,000,000.

1.5Restricted Payments (Section 5.2.2). Section 5.2.2 of the Original Agreement shall be amended in its entirety to read as follows:

“If an Event of Default has occurred and is continuing or if an Event of Default would occur after giving effect to any such declaration, payment or distribution, Borrower shall not declare or pay any dividend on, or make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock without the prior written consent of Lender; provided, however, that notwithstanding the foregoing, Borrower may, even though an Event of Default has occurred and is continuing, (a) make repurchases of its capital stock that are deemed to occur upon the exercise of stock options or warrants if the capital stock repurchased represents a portion of the exercise price of such options or warrants or withholding of shares of capital stock upon the vesting of restricted stock, restricted stock units or salary stock units, including in connection with the satisfaction of withholding taxes related to such vesting; and (b) make purchases on the open market directly, or indirectly through a plan trustee or administrator, of shares of Borrower’s common stock for allocations to participants in Borrower’s, or its ERISA Affiliates’, Employee Benefit Plans.

1.6Other Matters (Section 5.2.7). Section 5.2.7 of the Original Agreement shall be amended in its entirety to read as follows:

“Borrower shall notify Lender of any of the following at least 10 days prior to the effectiveness thereof, or, in the case of matters described in clause (c) below for which 10 days’ pre-effectiveness notice is not given to Borrower, as soon as practicable but in no event later than the 10th day following the date that Borrower receives notice (and to the extent notice of the formal or material informal (whether voluntary or involuntary) regulatory action is not prohibited by applicable law or the regulations of any Governmental Agency): (a) any change in the name of Borrower or Subsidiary Bank; (b) any change in the headquarters or principal place of business of Borrower or any Subsidiary; (c) the issuance, execution or adoption of any formal or material informal (whether voluntary or involuntary) regulatory action with respect to Borrower or Subsidiary Bank at the request of any Governmental Agency; and (d) any material change in the capital structure of Borrower.”

1.7Other Information Requested by Lender (Section 6.8). Section 6.8 of the Original Agreement shall be amended in its entirety to read as follows:

“Such other information concerning the business, operations, financial condition and regulatory status of Borrower or any Subsidiary as Lender may from time to time reasonably request to the extent that furnishing or delivering of such information is not prohibited by applicable law or the regulations of any Governmental Agency; provided, that all such information shall be kept confidential by Lender and its directors, officers, employees, agents, accountants, auditors, legal counsel, and other representatives in accordance with Lender’s obligations of confidentiality set forth in Section 5.7.”

SECTION 2.REPRESENTATIONS and Warranties. Borrower hereby represents and warrants to Lender as of the date hereof as follows:

(i)    No Event of Default or Unmatured Event of Default has occurred and is continuing, and no Event of Default or Unmatured Event of Default would result from the amendments contemplated hereby, in each case, after taking into account the amendments contemplated by this Amendment.
(ii)    The execution, delivery and performance by the Borrower of this Fifth Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by any Person (including any Governmental Agency) in order to be effective and enforceable.
(iii)    This Fifth Amendment and the other Transaction Documents (as amended by this Fifth Amendment) constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or limiting creditors’ rights or equitable principles generally.
(iv)    All of the representations and warranties of Borrower in the Original Agreement are true and correct as of the date hereof, after giving effect to the updates to the Disclosure Schedule delivered in connection with the execution of this Fifth Amendment, except to the extent that such representations and warranties specifically refer to an earlier date.
(v)    Borrower’s obligations under the Original Agreement and under the other Transaction Documents are not subject to any defense, counterclaim, set-off, right to recoupment, abatement or other claim.
SECTION 3.ADDITIONAL Terms.

3.1.Acknowledgement of Indebtedness under Agreement. Borrower acknowledges and confirms that, as of the date hereof, Borrower is indebted to Lender, without defense, setoff, or counterclaim, in the aggregate principal amount of ZERO AND 00/100 DOLLARS ($-0-) under the Original Agreement.

3.2.The Agreement. On and after the Effective Date: (i) each reference in the Original Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Original Agreement as amended hereby, (b) each reference to the Original Agreement in all Transaction Documents shall mean and be a reference to the Original Agreement, as amended hereby, and (c) this Fifth Amendment shall be deemed a “Transaction Document” for the purposes of the Original Agreement.

3.3.Fifth Amendment and Original Agreement to be Read Together. This Fifth Amendment supplements and is hereby made a part of the Original Agreement, and the Original Agreement and this Fifth Amendment shall from and after the Effective Date be read together and shall constitute one agreement. Except as otherwise set forth herein, the Original Agreement shall remain in full force and effect.

3.4.Acknowledgements. Borrower acknowledges that (i) it has been advised by counsel of its choice of law with respect to this Fifth Amendment, the Original Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, (ii) any waiver of Borrower set forth herein has been knowingly and voluntarily made, and (iii) the obligations of Lender hereunder shall be strictly construed and shall be expressly subject to Borrower’s compliance in all respects with the terms and conditions of the Original Agreement as amended by this Fifth Amendment.

3.5.No Waiver. The execution, delivery and effectiveness of this Fifth Amendment shall not operate as a waiver of any Event of Default (including without limitation any Events of Default existing on the date hereof, if any), nor operate as a waiver of any right, power or remedy of Lender (including without limitation any rights, powers or remedies of Lender with respect to any Events of Default existing on the date hereof, if any), nor, except to the extent the Original Agreement is expressly amended by this Fifth Amendment, constitute a waiver of, or consent to any departure from, any provision of the Original Agreement, or any of the other Transaction Documents.

3.6.No Novation. The terms and conditions of the Original Agreement are amended as set forth in this Fifth Amendment. It is expressly understood and acknowledged that nothing in this Fifth Amendment shall be deemed to cause or otherwise give rise to a novation of the indebtedness contemplated in the Original Agreement. All “Borrower’s Liabilities” under the Original Agreement shall in all respects be continuing and this Fifth Amendment shall not be deemed to evidence or result in a novation or repayment and re-borrowing of such “Borrower’s Liabilities.”

SECTION 4.CONDITIONS PRECEDENT. The amendments set forth in SECTION 1 above shall become effective as of the date (the “Effective Date”) on which each of the following conditions shall have been satisfied: (i) Borrower and Lender shall have received one or more counterparts of this Fifth Amendment duly executed and delivered by the other; (ii) Lender shall have received payment from Borrower, in immediately available funds, an amount equal to the applicable facility fee and any outstanding unused fee plus an amount sufficient to reimburse Lender for all reasonable out-of-pocket costs, fees and expenses incurred by Lender, or for which Lender has become obligated, in connection with the negotiation, preparation and consummation of this Fifth Amendment, including but not limited to, reasonable attorneys’ fees and expenses invoiced as of the date hereof; and (iii) a copy, certified by the Secretary or Assistant Secretary of Borrower, of its Board of Directors’ resolutions authorizing the execution, delivery, and performance, respectively, of this Fifth Amendment and any other documents to be executed, delivered, or performed in connection with this Fifth Amendment.

SECTION 5.RELEASE. Borrower, for itself and its successors and assigns, does hereby fully, finally and unconditionally release and forever discharge, and agrees to hold harmless, Lender and each of its equity holders and affiliates, and their respective agents, advisors, managers, parents, subsidiaries, attorneys, representatives, employees, officers and directors, and the successors, assigns, heirs and representatives of each of the foregoing, from any and all debts, claims, counterclaims, setoffs, obligations, damages, costs, attorneys’ fees and expenses, suits, demands, liabilities, actions, proceedings and causes of action, in each case whether known or unknown, contingent or fixed, direct or indirect and of whatever kind, nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, that Borrower has heretofore had or now or hereafter can, shall or may have by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Effective Date arising out of, connected with or related in any way to this Fifth Amendment, the Original Agreement, the other Transaction Documents, the transactions described therein, the Loan, Lender’s administration thereof, or the financing or banking relationships of Borrower with Lender.

SECTION 6.Miscellaneous. This Fifth Amendment may be executed by facsimile and in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. This Fifth Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

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EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS Fifth aMENDMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF BORROWER OR LENDER. BORROWER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS FIFTH AMENDMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL. BORROWER FURTHER ACKNOWLEDGES THAT (a) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (b) THIS WAIVER HAS BEEN REVIEWED BY BORROWER AND BORROWER’S COUNSEL AND IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THIS FIFTH AMENDMENT AND THE TRANSACTION DOCUMENTS, AND (c) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.
IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed and delivered as of the day and year first above written.

PINNACLE FINANCIAL PARTNERS, INC. By: /s/ Harold R. Carpenter Name: Harold R. Carpenter Title: EVP, CFO and Assistance Secretary
U.S. BANK NATIONAL ASSOCIATION By: /s/ Chris Cavacini Name: Chris Cavacini Title: Senior Vice President